                EXHIBIT 11.1 - COMPUTATION OF EARNINGS PER SHARE

                        WATERLINK, INC. AND SUBSIDIARIES

                                                                       Fiscal              Fiscal             Fiscal
                                                                       1998                 1997               1996
                                                                 ------------------   -----------------  -----------------
                                                                           (In thousands, except per share data)
 Basic
       Average common shares outstanding                                    12,007               4,924              1,469
                                                                 ==================   =================  =================

       Net Income (Loss)                                             $    (17,504)        $        372       $        306
                                                                 ==================   =================  =================

       Basic Earnings (Loss) per Share                               $      (1.46)        $       0.07       $       0.21
                                                                 ==================   =================  =================


 Assuming Dilution
      Average shares outstanding-basic                                      12,007               4,924              1,469
      Effect of dilutive securities:
           Conversion of preferred stock into common                                             2,395              3,250
             stock                                                               -
           Impact of outstanding stock options
             and warrants                                                        -                 485                235
                                                                 ------------------   -----------------  -----------------

                                                                            12,007               7,804              4,954
                                                                 ==================   =================  =================

      Net income (loss)                                              $    (17,504)        $        372       $        306
                                                                 ==================   =================  =================

      Earnings (Loss) per Share-Assuming Dilution                    $      (1.46)        $       0.05       $       0.06
                                                                 ==================   =================  =================